Exhibit 3.272

CERTIFICATE OF FORMATION

OF

WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST:              The name of the limited liability company (hereinafter called the “Company”) is: WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

DATED: December 8, 1997

/s/ Michelle Jackson
Michelle Jackson
Authorized Person